Exhibit 99.1

For Immediate Release

Wednesday, May 31, 2006

Milastar Corporation Board of Directors Approves Reverse/Forward Stock Split

MINNEAPOLIS, MINNESOTA - May 31, 2006 - Milastar Corporation (OTCBB: MILAA.OB) (the "Company") announced today that the Company's Board of Directors has approved a reverse stock split intended to take the Company private. Under the terms of the reverse stock split, each 250 shares of the Company's common stock will be converted into one share of common stock and holders of less than 250 shares of common stock immediately prior to the effectiveness reverse stock split will receive cash presently estimated to be at least $2.34 per pre-split share.

Following the reverse stock split, the Company will effect a 250-for-1 forward stock split so that the number of shares held by each holder of at least one share of common stock following the reverse stock split will ultimately be unchanged. We refer to the reverse stock split, forward stock split, and the related payments to stockholders holding fewer than 250 pre-split shares as the "Reverse/Forward Stock Split."

The per-share cash price for fractional shares following the Reverse/Forward Stock Split will be determined based on the greater of (i) an amount per pre-split share equal to the weighted-average closing price of the Company's common stock on the OTC Bulletin Board for the 20 trading days on which the Common Stock actually traded prior to (and including) the Effective Date or (ii) $2.34, which was the Company's net book value per share as reflected on the balance sheet as of January 31, 2006 included in the Company's quarterly report on Form 10-QSB for the quarter ended January 31, 2006, as filed with the Securities and Exchange Commission ("SEC") on March 15, 2006.

The anticipated result of the Reverse/Forward Stock Split will be to reduce the number of our stockholders of record to fewer than 300. The Company intends to cease filing periodic reports with the SEC and to terminate the listing of its common stock on the OTC Bulletin Board as soon as practicable following the effectiveness of the Reverse/Forward Stock Split.

The Board of Directors has approved the Reverse/Forward Stock Split based on its determination that the Company achieves few of the benefits of public ownership because of a lack of an active trading market for its common stock, while remaining burdened with the significant costs of being a publicly held company.

The Company will obtain approval of the holders of a majority of its common stock by written consent. The Company is today filing a preliminary Information Statement on Schedule 14C under the Securities Exchange Act of 1934 (the "Information Statement"). Following review by the Securities and Exchange Commission, the Company intends to distribute a definitive Information Statement to all holders of its common stock and to effect the Reverse/Forward Stock Split on or after 20 days following distribution to its stockholders.

The Company reserves the right not to proceed with the Reverse/Forward Stock Split in the event that it determines that the amount of cash to be paid for fractional shares will exceed $750,000, or if the Company otherwise determines that abandoning the Reverse/Forward Stock Split is in the best interests of the Company. The Company anticipates that the Reverse/Forward Stock Split will be effectuated by the end of the third quarter of 2006.

The Company intends for the Reverse/Forward Stock Split to treat holders of common stock in street name through a nominee (such as a bank or broker) in the same manner as holders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares in street name should contact their nominees.

The Information Statement will contain additional important information regarding the Reverse/Forward Stock Split. We advise our stockholders to read the definitive Information Statement when made available. Copies of both the preliminary Information Statement, and any amendments or supplements thereto, and the definitive Information Statement will be available without charge at the SEC's website at www.sec.gov or from the Secretary of the Company when the definitive Information Statement is mailed to stockholders.

A description of the interests of the executive officers and directors of the Company is set forth in our most recent Annual Report on Form 10-KSB for the fiscal year ended April 30, 2005, which was filed with the SEC on July 29, 2005.

About Milastar Corporation

Milastar Corporation is a Minneapolis-based company that sells special metallurgical services to manufacturers primarily located in the greater midwest region.

Contact Information:

Milastar Corporation

Dennis J. Stevermer, 952-929-4774

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of Section 21E of the Exchange Act, and are subject to the safe harbors created thereby. The forward-looking statements contained in this release are based upon various assumptions, and certain risks and uncertainties could cause actual results to differ materially from those stated. For further details and a discussion of these risks and uncertainties, see the Company's filings under the Exchange Act, including its most recent Form 10-KSB for the fiscal year ended April 30, 2005. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.